PROMISSORY NOTE
                                ----------------


DATE:                         August  24,  2006

BORROWER:                     RCI Holdings, Inc., a Texas corporation.

BORROWER'S MAILING ADDRESS:   10959 Cutten Road
                              Houston, Harris County, Texas 77066

LENDER:                       SK & BB Holdings, L.P., a Texas limited
                              partnership.

PLACE FOR PAYMENT:            9010 N. IH 35, Suite 112
                              Austin, Travis County, Texas 78753

                              or any other place that Lender may designate in writing

PRINCIPAL AMOUNT:             Two  Hundred  Thousand  and  No/100  Dollars
                              ($200,000.00)

ANNUAL INTEREST RATE:         Twelve Percent (12%)

MATURITY DATE:                February  __,  2007

ANNUAL INTEREST RATE ON
MATURED, UNPAID AMOUNTS:      Highest Rate Permitted by Law

TERMS OF PAYMENT
(PRINCIPAL AND INTEREST):     This  Note  shall be due and payable INTEREST ONLY
                              monthly, with the first interest payment being due and payable on September __, 2006, and subsequent interest only payments being due and payable on the same day of each successive month, until February __, 2007, when the entire unpaid principal balance and all unpaid accrued interest owing, together with all other fees and charges, if any, will be due and payable in full.

PREPAYMENT:                   Borrower may prepay this Note in any amount at any
                              time before the Maturity Date without penalty or premium.

SECURITY FOR PAYMENT:         This  Note  is  secured  by  a  vendor's  lien and
                              superior  title  retained  in  a deed from SK & BB
                              Holdings, L.P. to Borrower of even date hereof and by a deed of trust of even date hereof from RCI
                              Holdings, Inc. to Hector H. Cardenas, trustee, both of which cover the following real property:

                              TRACT 1: Lots 12 and 13, New City Block 16112, WEIDNER ROAD BUSINESS PARK SUBDIVISION, a subdivision in the City of San Antonio, Bexar
                              County, Texas, according to the plat thereof recorded in Volume 6900, Page(s) 214, Deed and Plat Records of Bexar County, Texas.


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                              TRACT  2:     Easement  Estate  created  in  that
                              certain Reciprocal Parking Agreement dated February 21, 2003, recorded in Volume 9842, Page
                              1395 of the Official Public Records of Real Property of Bexar County, Texas, over and across Lot 16, Block 1, New City Block 1645C, locally described as 5351-5355 Brewster.

OTHER SECURITY FOR PAYMENT:   None

PRIOR NOTE:                   The  lien securing this Note is subordinate to the
                              lien securing payment of the unpaid balance of a prior note in the original principal amount of Six
                              Hundred Thousand and No/100 Dollars ($600,000.00), dated as of September 30, 2004, executed by SK &
                              BB  Holdings,  L.P.,  payable  to the order of The
                              Griffin  Family  Trust Under the Will of Gordon M.
                              Griffin,  Deceased,  and  The Griffin Family Trust
                              Under the Will of Irma H. Griffin, Deceased, described in and secured by a vendor's lien and deed of trust recorded in Vol. ____, Page ____, of the real property records of Bexar County, Texas
                              (the "Prior Note"), which Prior Note has been modified and extended as of even date hereof.

                              Borrower has assumed payment of the Prior Note and the instruments securing same, but Lender is still obligated to pay it according to its terms.

CROSS DEFAULT/PRIOR NOTE/
$1,700,000.00 NOTE:           Contemporaneously  herewith  in  a  related
                              transaction, RCI Debit Services, Inc., an affiliate of Borrower ("RCI"), is executing one certain promissory note in the original principal amount of One Million Seven Hundred Thousand and
                              No/100 Dollars ($1,700,000.00), dated of even date hereof, payable to the order of Behzad Bahrami, Shahrzad Bahrami, Spiridon Karamalegos, Antonios
                              A.  Petropoulos,  Nicolas  Karaolis,  Jesse  G.
                              Candelas and Eleftherios Karamalegos, described in and secured by a Deed of Trust, a Security
                              Agreement  (Stock)  and  a  Security  Agreement
                              (Assets)  (the  "$1,700,000.00  Note").

                              If Borrower defaults in payment of the Prior Note or in any instruments securing same and/or RCI defaults in payment of the $1,700,000.00 Note or in any instruments securing same, and such default is not cured within the time period therein provided, if any, Lender may declare an event of default herein to the same extent as if this Note has become in default.

                              The subordinate lien securing this Note is also provided for in the special warranty deed with vendor's lien and deed of trust described above, which this Note incorporates and is subject to.

     Borrower promises to pay to the order of Lender the Principal Amount plus interest at the Annual Interest Rate. This Note is payable at the Place for Payment and according to the Terms of Payment. All unpaid amounts are due by the Maturity Date. After maturity, Borrower promises to pay any unpaid principal balance plus interest at the Annual Interest Rate on Matured, Unpaid Amounts.


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     If  Borrower  defaults in the payment of this Note or in the performance of any obligation in any instrument securing or collateral to this Note, Lender may declare the unpaid principal balance, earned interest, and any other amounts owed on the Note immediately due. Notwithstanding any other provision of this Note, in the event of a default, before exercising any of Lender's remedies under this Note or any deed of trust or warranty deed with vendor's lien securing or collateral to it, Lender will first give Borrower written notice of default and Borrower will have ten days after notice is given in which to cure the default. If the default is not cured ten days after notice, Borrower and each surety, endorser, and guarantor waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest, and notice of protest, to the extent permitted by law.

     Borrower also promises to pay reasonable attorney's fees and court and other costs if this Note is placed in the hands of an attorney to collect or enforce the Note. These expenses will bear interest from the date of advance at the Annual Interest Rate on Matured, Unpaid Amounts. Borrower will pay Lender these expenses and interest on demand at the Place for Payment. These expenses and interest will become part of the debt evidenced by the Note and will be secured by any security for payment.

     Interest on the debt evidenced by this Note will not exceed the maximum rate or amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or, if the Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, any excess interest will be canceled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, if the Principal Amount has been paid, refunded. This provision overrides any conflicting provisions in this Note and all other instruments concerning the debt.

     Each Borrower is responsible for all obligations represented by this Note. When the context requires, singular nouns and pronouns include the plural.

     A default exists under this Note if (1) (a) Borrower or (b) any other person liable on any part of this Note or who grants a lien or security interest on property as security for any part of this Note (an "Other Obligated Party") fails to timely pay or perform any obligation or covenant in any written agreement between Lender and Borrower or any Other Obligated Party; (2) any warranty, covenant, or representation in this Note or in any other written agreement between Lender and Borrower or any Other Obligated Party is materially false when made; (3) a receiver is appointed for Borrower, any Other Obligated Party, or any property on which a lien or security interest is created as security (the "Collateral Security") for any part of this Note; (4) any Collateral Security is assigned for the benefit of creditors; (5) a bankruptcy or insolvency proceeding is commenced by Borrower, a partnership of which Borrower is a general partner, or an Other Obligated Party; (6) (a) a bankruptcy or insolvency proceeding is commenced against Borrower, a partnership of which Borrower is a general partner, or an Other Obligated Party and (b) the proceeding continues without dismissal for sixty days, the party against whom the proceeding is commenced admits the material allegations of the petition against it, or an order for relief is entered; (7) any of the following parties is dissolved, begins to wind up its affairs, is authorized to dissolve or wind up its affairs by its governing body or persons, or any event occurs or condition exists that permits the dissolution or winding up of the affairs of any of the following parties: Borrower, a partnership of which Borrower is a general partner, or an Other Obligated Party; and (8) any Collateral Security is impaired by loss, theft, damage, levy and execution, issuance of an official writ or order of seizure, or destruction, unless it is promptly replaced with collateral security of like kind and quality or restored to its former condition.


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     If  any  provision  of  this  Note  conflicts  with any provision of a loan agreement, deed of trust, or security agreement of the same transaction between Lender and Borrower, the provisions of the deed of trust will govern to the extent of the conflict.

     This Note will be construed under the laws of the state of Texas, without regard to choice-of-law rules of any jurisdiction.

     THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                       RCI HOLDINGS, INC., a Texas corporation


                                       By: /s/ Eric Langan
                                          --------------------------------------
                                               Eric Langan, President

                             Promissory Note Page 4